Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(315,021,441)
Unrealized Gain (Loss) on Market Value of Futures	(88,952,130)
Dividend Income	6,574
Interest Income	224,072
ETF Transaction Fees	28,000
Total Income (Loss)	$(403,714,925)

Expenses
General Partner Management Fees	$1,117,499
Professional Fees	207,753
Brokerage Commissions	507,426
Non-interested Directors' Fees and Expenses	18,242
Prepaid Insurance Expense	8,002
NYMEX License Fee	37,250
SEC & FINRA Registration Expense	26,693
Total Expenses	$1,922,865
Net Income (Loss)	$(405,637,790)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/15	$2,871,075,972
Additions (69,000,000 Shares)	930,626,366
Withdrawals (8,600,000 Shares)	(119,798,974)
Net Income (Loss)	(405,637,790)

Net Asset Value End of Month	$3,276,265,574
Net Asset Value Per Share (253,300,000 Shares)	$12.93

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612